Exhibit (a)(1)(D)

RETAIL PROCESSING DEALER FORM

WITH RESPECT TO

EDISON INTERNATIONAL’S OFFERS TO PURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

5.00% FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B AND

5.375% FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

by

EDISON INTERNATIONAL

PURSUANT TO THE OFFER TO PURCHASE, DATED NOVEMBER 20, 2025

THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2025, UNLESS EDISON INTERNATIONAL EXTENDS OR EARLIER TERMINATES THE OFFERS (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED WITH RESPECT TO THE OFFERS, THE “EXPIRATION DATE”).

Please deliver this Retail Processing Dealer Form to:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Email

contact@gbsc-usa.com

THIS RETAIL PROCESSING DEALER FORM MUST BE DELIVERED TO GLOBAL BONDHOLDER SERVICES CORPORATION (THE “TENDER AGENT” AND “INFORMATION AGENT”) AT THE ADDRESS, OR TRANSMITTED VIA FACSIMILE OR EMAIL, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED. THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT SECURITIES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.

Any questions regarding procedures related to this Retail Processing Dealer Form or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal should be directed to the Information Agent:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll-Free (855) 654-2015

Email: contact@gbsc-usa.com

As described in the Offer to Purchase dated November 20, 2025 of Edison International (the “Company”) (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the Company has agreed, upon successful completion of the Offers, to pay a fee (the “Retail Processing Fee”) equal to $2.50 per $1,000 liquidation preference validly tendered and not properly withdrawn by or on behalf of such retail beneficial owner and accepted for purchase by the Company, except for any Securities tendered by a Retail Processing Dealer for its own account. The Retail Processing Fee will only be paid to each Retail Processing Dealer in respect of beneficial owners submitting Series B Preferred Stock or Series A Preferred Stock equaling an aggregate liquidation preference of $250,000 or less. All capitalized terms used herein and not defined herein have the meaning ascribed to them in the Offer to Purchase.

In order to be eligible to receive the Retail Processing Fee, a properly completed Retail Processing Dealer Form must be received by the Tender Agent prior to the Expiration Date. The Company will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Fee. The Company and the Tender Agent reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims. Additionally, the Company reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this form and (ii) withhold any amounts from any Retail Processing Fee that the Company is required to withhold and pay in order to comply with applicable tax laws and regulations.

DTC PARTICIPANT NUMBER:

Account No.	Number of Series B Preferred Shares Tendered (CUSIP No. / ISIN No.: 281020AT4 / US281020AT41)	VOI Ticket Number

Account No.	Number of Series A Preferred Shares Tendered (CUSIP No. / ISIN No.: 281020AS6 / US281020AS67)	VOI Ticket Number

Attach additional sheets, if necessary.

Prior to the Expiration Date, (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended, should provide to the Tender Agent a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Tender Agent a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. Failure to timely provide the applicable form by any Retail Processing Dealer may result in amounts being withheld by the Company from the payment of the Retail Processing Fee payable to such Retail Processing Dealer.

The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offers; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including a Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to FINRA’s Rules of Fair Practice in making solicitations; (d) it has not requested nor been paid a Retail Processing Fee in respect of the Securities tendered for its own account; and (e) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the Securities tendered.

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

RETAIL PROCESSING FEE PAYMENT INSTRUCTIONS

WIRE TRANSFER INSTRUCTIONS

Name of Firm:

Bank Name:

Address:

ABA or Bank No.:

SWIFT Code:

Account Name:

Account No.:

Re:

The Dealer Managers for the Offers are:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Liability Management Group (800) 438-3242 (toll-free) (212) 528-7581 (collect) Email: us.lm@barclays.com	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017 Attention: Liability Management Group (866) 834-4666 (toll-free) (212) 834-4818 (collect)	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020 Attention: Liability Management Group (866) 271-7403 (toll-free) (212) 205-7741 (collect)	Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022 Attention: Liability Management (855) 404-3636 (toll-free) (212) 350-0660 (collect) Email: AmericasLM@santander.us

The Tender Agent for the Offers is:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Email

contact@gbsc-usa.com

Please contact the Dealer Managers with questions regarding the terms of the Offers at the contact information set forth above or the Information Agent with questions regarding how to tender or request additional copies of the Offer to Purchase, the Letter of Transmittal or other documents related to the Offers at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offers. Please contact the Tender Agent at the contact information set forth above to request documentation relating to the Offers.

The Information Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll-Free: 855-654-2015

Email: contact@gbsc-usa.com